TRICO MARINE SERVICES, INC.

                                     EXHIBIT 12

                    STATEMENT OF COMPUTATION OF RATIO OF EARNINGS
                                  TO FIXED CHARGES

                            (In thousands, except ratios)


                                              Two months                                  Nine months
                                                ended                                        ended
                                             December 31,   Year Ended December 31,       September 30,
                                                1993        1994     1995(1)    1996      1996     1997
                                            ------------- --------- --------- --------   -------  --------
            Income (loss) before             $       846  $    486  $(1,299)  $ 10,891   $   364  $ 24,446
            extraordinary item

            Income tax expense (benefit)             564       226     (670)     5,814     2,788    13,164
                                            ------------- --------- --------- --------   -------  --------
            Earnings from continuing
              operations before income
              taxes and extraordinary item   $     1,410  $    712  $(1,969)  $ 16,705   $ 7,988  $ 37,610
                                            ============= ========= ========= ========   =======  ========



            Fixed charges

             Interest on long-term debt      $       620  $  3,767  $ 3,850   $  2,282   $ 1,710  $  3,677


              Amortization of deferred
                  financing costs                     60       344      381        197       217       144
                                            ------------- --------- --------- --------   -------  --------

                         Total fixed         $       680  $  4,111  $  4,231  $  2,479   $ 1,138  $  3,821
                         charges            ============= ========= ========= ========   =======  ========




            Earnings from continuing
              operations before income       $     2,090  $  4,823  $  2,262  $ 19,184   $ 9,915  $ 41,431
              taxes and fixed charges       ============= ========= ========= ========   =======  ========




            Ratio of earnings to fixed
            charges                                  3.1       1.2       0.5       7.7       5.1      10.8
                                            ============= ========= ========= ========   =======  ========


        (1) Earnings were insufficient to cover fixed charges, and fixed charges exceeded earnings by approximately $2.0 million.



                               STATEMENT OF COMPUTATION OF PRO FORMA
                                 RATIO OF EARNINGS TO FIXED CHARGES
                                    (in thousands except ratios)


                                                                               Nine Months
                                                                  Year Ended      ended
                                                                 December 31,  September 30,
                                                                     1996          1997
                                                                ------------  ------------
             Income before extraordinary item                   $      5,066  $     37,388

             Income tax expense (benefit)                              3,506        17,292

             Earnings from continuing operations before income
               taxes and extraordinary item                     $      8,572  $     54,680
                                                                ============  ============
             Fixed charges

               Interest on long-term debt                       $     19,162  $     19,967

               Amortization of deferred financing costs                  263           144
                                                                ------------  ------------
                  Total fixed changes                           $     19,425  $     20,111

             Earnings from continuing operations before income
               taxes and fixed charged                          $     27,997  $     74,791
                                                                ============  ============
             Ratio of earnings to fixed charges                          1.4           3.7



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